Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287056
Prospectus supplement
(To the prospectus dated May 7, 2025)
Up to $800,000,000
Common Stock
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This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.01 per share (“common stock”), having an aggregate offering price of up to $800,000,000. Shares of our common stock to which this prospectus supplement relates may be offered over a period of time and from time to time through Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC and Samuel A. Ramirez & Company, Inc. (or one or more of their respective affiliates), as our Sales Agents (as defined below), each of the Forward Sellers (as defined below) and each of the Forward Purchasers (as defined below). We refer to these entities individually as a “Sales Agent,” and collectively as the “Sales Agents,” when acting in their capacity as our sales agents and, if applicable, when acting in their capacity as agents for the Forward Purchasers (or, with respect to BTIG, LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent)), individually as a “Forward Seller” and collectively as the “Forward Sellers.” Sales of shares of our common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchaser, or directly by us to a Sales Agent, acting as principal, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (the “NYSE”) or sales made to or through a market maker other than on an exchange. Under the terms of the distribution agreements, we may also sell our common stock to the Sales Agents as principals for their own accounts at prices agreed upon at the time of sale. If we sell our common stock to any of the Sales Agents as principals, we will enter into a separate terms agreement with such Sales Agent. We will not issue more than 16,000,000 shares of common stock pursuant to the distribution agreements, any forward sale agreements, or by us directly to a Sales Agent acting as principal.
Our common stock is listed on the NYSE under the symbol “FR.” The last reported sale price of our common stock as reported on the NYSE on August 20, 2025 was $50.01 per share. Shares of our common stock are subject to ownership and transfer limitations, including an ownership limit of 9.8% of our capital stock, that must be applied to maintain our status as a real estate investment trust.
The proceeds from the sales of shares of our common stock to which this prospectus supplement relates will be used for general corporate purposes, which may include acquisition and development of properties and repayments or repurchases of debt.
Certain of the distribution agreements entered into with the Sales Agents contemplate that, in addition to the issuance and sale of shares of our common stock to or through the Sales Agents, we may enter into separate forward sale agreements with each of Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC and Royal Bank of Canada (each in such capacity, a “Forward Purchaser” and collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser means, with respect to any Sales Agent, the affiliate of such Sales Agent that is acting as Forward Purchaser. We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of the applicable forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” in this prospectus supplement.
From time to time during the term of the distribution agreements, in connection with the Sales Agents acting as our agents, we may deliver an issuance notice to one of the Sales Agents establishing a selling period and specifying with respect to the selling period the length of the selling period, the amount of shares to be sold and the minimum price below which sales may not be made. We will submit an issuance notice to only one Sales Agent relating to the sale of shares of our common stock on any given day. Upon acceptance of an issuance notice from us, and subject to the terms and conditions of the respective distribution agreement, if acting as agent, each Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock on the terms set forth in such issuance notice. We or the Sales Agent then acting as our agent may suspend the offering of our shares at any time upon proper notice to the other, upon which the selling period will immediately terminate.
We will pay each of the Sales Agents a commission which in each case shall not be more than 2.00% of the gross sales price of all shares sold through it as our agent under the applicable distribution agreement. In connection with each forward sale agreement, unless otherwise agreed, we will pay the applicable Forward Seller a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate of 2.00% of the gross sales price per share of the borrowed shares of our common stock sold through such forward seller during the applicable forward selling period for such shares. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock. We have agreed to reimburse the Sales Agents, the Forward Purchasers and the Forward Sellers for certain expenses in certain circumstances.
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Investing in our common stock involves risks that are described in the “Risk factors” section beginning on page S-4 of this prospectus supplement and certain risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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Wells Fargo Securities
BofA Securities
BTIG
Citigroup
Fifth Third Securities
Jefferies
J.P. Morgan
RBC Capital Markets
Regions Securities LLC
Ramirez & Co., Inc.
The date of this prospectus supplement is August 21, 2025

Prospectus Supplement

Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agents, the Forward Sellers and the Forward Purchasers have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the Sales Agents, the Forward Sellers and the Forward Purchasers are not, offering to sell, and seeking offers to buy, common stock in jurisdictions where offers and sales are not permitted. The information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein are accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operation and prospects may have changed since those dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

About This Prospectus Supplement and the Prospectus
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement and the accompanying prospectus are part of a registration statement that First Industrial Realty Trust, Inc. (the “Company” or “First Industrial”) and First Industrial, L.P. (the “Operating Partnership”) filed with the SEC, utilizing the “shelf” registration process, relating to the common stock, preferred stock, depositary shares, debt securities and guarantees described in the accompanying prospectus. Under this shelf registration process, the Company and the Operating Partnership may sell any combination of the securities described in the accompanying prospectus from time to time and in one or more offerings.
You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in the accompanying prospectus.
As used in this prospectus supplement, “we,” “us” and “our” refer to the Company and its subsidiaries, including the Operating Partnership, unless the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY
The information below is a summary of some of the more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing shares of the Company’s common stock. You should carefully read the “Risk factors” section on page S-4 of this prospectus supplement, and the risks described under the caption “Item 1A. Risk Factors” included in the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2024, to determine whether an investment in the Company’s common stock is appropriate for you.
First Industrial Realty Trust, Inc.
The Company is a real estate investment trust (“REIT”), subject to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). We are a self-administered and fully integrated real estate company which owns, manages, acquires, sells, develops and redevelops industrial real estate. As of June 30, 2025, we owned 415 industrial properties located in 19 states, containing an aggregate of approximately 68.2 million square feet of gross leasable area. Of the 415 properties owned on a consolidated basis, none of them are directly owned by the Company. Through a wholly-owned taxable REIT subsidiary (“TRS”) of the Operating Partnership, we also own, as of June 30, 2025, an approximate 43% equity interest in and provide services to a joint venture that was formed for the purpose of developing, leasing, operating and selling land located in the Phoenix, Arizona metropolitan area and, as of June 30, 2025, owns one building comprising 1.0 million square feet and a land parcel.
We began operations on July 1, 1994. The Company’s operations are conducted primarily through the Operating Partnership, of which the Company is the sole general partner, with an approximate 97.0% ownership interest (represented as “General Partner Units”) at June 30, 2025. The Company's noncontrolling interest in the Operating Partnership of approximately 3.0% at June 30, 2025 represents the aggregate partnership interests held by the limited partners thereof (represented as “Limited Partner Units”). The limited partners of the Operating Partnership are outside investors, including certain members of the management of the Company, who contributed their direct or indirect interests in properties to the Operating Partnership in exchange for common Limited Partner Units and/or recipients of restricted Limited Partner Units (“RLP Units”) pursuant to the Company’s stock incentive plan. Each Limited Partner Unit, other than RLP Units that have not yet vested and/or met certain other criteria, may be exchanged for cash or, at the Company’s option, one share of the Company’s common stock, subject to adjustments. Upon each exchange, the number of General Partner Units held by the Company, and its ownership percentage of the Operating Partnership, increase.
We utilize an operating approach which combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems.
The Company, a Maryland corporation organized on August 10, 1993, completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized on November 23, 1993. Our principal executive offices are located at One North Wacker Drive, Suite 4200, Chicago, Illinois 60606, telephone number (312) 344-4300. Our website is located at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus supplement.
The Offering

Issuer	First Industrial Realty Trust, Inc.

Common stock offered by us
Shares of our common stock with an aggregate offering price of up to $800,000,000.[1] The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principal, and borrowed shares of our common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers.

Common stock outstanding prior to the offering[2]	132,422,260 shares outstanding as of August 20, 2025
1We will not issue more than 16,000,000 shares of common stock pursuant to the distribution agreements.
2This number does not include:
•An aggregate of 4,804,278 shares of common stock that may be issued in exchange for Limited Partnership Units outstanding (of which 1,417,705 were issued as long term incentive units and have not yet vested) on such date (common Limited Partnership Units may be exchanged for cash or, at our option, one share of the Company’s common stock, subject to adjustment); or
•An aggregate of 3,112,385 additional shares of our common stock available for future issuance under our 2014 Stock Incentive Plan and 2024 Stock Incentive Plan.

Manner of offering	“At-the-market” offering that may be made from time to time through Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, and Samuel A. Ramirez & Company, Inc., as Sales Agents using commercially reasonable efforts, and through forward sales agreements that may be made from time to time through Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC and Royal Bank of Canada, as Forward Purchasers. See “Plan of Distribution.”

Use of proceeds	We intend to contribute the net proceeds from this offering to the Operating Partnership in exchange for additional ownership interests in the Operating Partnership. We expect the Operating Partnership will subsequently use those net proceeds for general corporate purposes, which may include the acquisition and development of properties and repayments or repurchases of debt. See “Use of Proceeds.” Certain of the Sales Agents, the Forward Sellers and/or the Forward Purchasers, or their respective affiliates or agents, act as lenders under our unsecured credit facility and term loans and may receive pro rata portions of any proceeds used to repay amounts outstanding under the unsecured credit facility or term loans. See “Plan of Distribution.”

We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).

Accounting treatment of any forward sales	In the event that we enter into any forward sale agreements, before the issuance of shares of our common stock, if any, upon settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on investment and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on investment and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the applicable forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement except during periods when the average market price of shares of our common stock is above the applicable forward sale price.

However, if we decide to physically or net share settle any forward sale agreement, any delivery of our shares by us upon physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

NYSE listing symbol	FR

Risk factors
Investing in the Company’s common stock involves risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement, and the risks described under the caption “Item 1A. Risk Factors” in the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2024, which report is incorporated by reference in this prospectus supplement, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Company’s common stock.

RISK FACTORS
Investing in the Company’s common stock involves a high degree of risk. In addition to the other information in this prospectus supplement, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with this offering, including, without limitation, the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Company’s common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations, funds from operations and prospects, as well as the trading price of the Company’s common stock, and might cause you to lose all or a part of your investment in the Company’s common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
This offering is expected to be dilutive.
Giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our earnings per share and funds from operations per share for the years in which we issue shares in this offering. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.
Future sales or issuances of our common stock may cause the market price of our common stock to decline.
The sale of substantial amounts of our common stock, whether directly by us or in the secondary market, or the perception that such sales may occur, could materially and adversely affect the market price of our common stock. Similarly, the availability of future issuances of common stock, limited partnership units or other securities convertible into or exercisable for common stock, could also depress the market price of our common stock. In addition, we may in the future issue capital stock senior to our common stock for various reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or other strategic reasons. Such issuances could further impact the market price of our common stock and our ability to raise capital through common stock or other offerings.
The market price of our common stock may fluctuate significantly.
The market price of our common stock may fluctuate significantly in response to many factors, including:
•actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;
•changes in our earnings estimates or those of analysts;
•changes in asset valuations and related impairment charges;
•changes to our dividend policy;
•research reports about us or the real estate industry generally;
•the ability of our tenants to meet rent obligations and our ability to re-lease space as leases expire;
•increases in market interest rates, which may lead investors to demand a higher dividend yield;
•changes in market valuations of similar companies;
•adverse market reaction to our debt levels, upcoming debt maturities, refinancing plans or anticipated debt incurrences;
•our ability to comply with financial covenants under our unsecured line of credit and the indentures under which our senior unsecured indebtedness is, or may be, issued;
•additions or departures of key management personnel;
•actions by institutional stockholders;
•speculation in the media or investment community; and
•general market and economic conditions.
These factors, many of which are outside our control, could cause the market price of our common stock to decline significantly, regardless of our financial condition, results of operations and future prospects. We cannot provide any assurance that the market price of our common stock will remain stable or not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all.
Our ability to issue preferred stock could adversely affect holders of our common stock.
Our charter authorizes the Company to issue up to 225,000,000 common shares and 10,000,000 shares of preferred stock. Subject to approval by our board of directors, the Company may issue preferred stock with rights, preferences and privileges that are more beneficial than those of our common stock. Holders of our common stock do not have preemptive rights to acquire shares issued in the future. If the Company ever issues preferred stock with a distribution preference over our common stock, funds available for the payment of distributions to our common stockholders and unitholders would be reduced. In addition, holders of preferred stock are normally entitled to receive a preference payment in the event of liquidation, dissolution or winding up, which would reduce the amount available to our common stockholders and unitholders. Furthermore, under certain circumstances, the issuance of preferred stock may delay or prevent a change in control of the Company, potentially limiting the ability of common stockholders to benefit from such a transaction.
Certain provisions of our charter and bylaws could hinder, delay or prevent a change in control of our company.
Certain provisions of our charter and our bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:
•Removal of Directors. Under our charter, a director may be removed only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast by our stockholders generally in the election of directors, subject to the rights of any preferred stockholders to elect directors.
•Preferred Stock. Under our charter, our board of directors has the power to issue preferred stock in one or more series, with terms, preferences and rights determined by the board of directors, all without approval of our stockholders.
•Advance Notice Bylaws. Our bylaws require stockholders to follow advance notice procedures with respect to nominations of directors and shareholder proposals.
•Ownership Limit. For the purpose, among others, of preserving our status as a REIT under the Code, our charter generally prohibits any single stockholder or group of affiliated stockholders from beneficially owning more than 9.8% of our outstanding common and preferred stock unless our board of directors waives or modifies this ownership limit.
•Stockholder Action by Written Consent. Our bylaws permit stockholder actions by written consent in lieu of an annual or special meeting of stockholders only if all stockholders consent to such action.
•Ability of Stockholders to Call Special Meeting. Under our bylaws, we are only required to call a special meeting at the request of the stockholders if the request is made by at least a majority of all votes entitled to be cast by our stockholders generally in the election of directors.
•Maryland Control Share Acquisition Act. While our bylaws currently exempt acquisitions of our shares from the Maryland Control Share Acquisition Act, the board of directors may amend our bylaws to repeal or modify this exemption. If repealed, control shares acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act. See “Certain Provisions of Maryland Law and the Company’s Charter and Bylaws — Control Share Acquisitions” for more information about the Maryland Control Share Acquisition Act.
The Sales Agents, the Forward Sellers and/or the Forward Purchasers may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us and may receive benefits in connection with this offering.
The Sales Agents, the Forward Sellers and/or the Forward Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. If we sell shares of our common stock under this prospectus supplement, we may use the net proceeds to repay a portion or all of the outstanding indebtedness under our existing unsecured credit facility. See “Plan of Distribution.”
The Sales Agents, the Forward Sellers and/or the Forward Purchasers and/or their affiliates may participate in future lending arrangements with us. As a result, a portion or all of the net proceeds of any sale of shares of our common stock under this prospectus supplement may be received by these sales agents and/or their affiliates. Because they may receive the net proceeds of any of these sales, certain of the sales agents may have an interest in these sales beyond the customary commissions they receive. These transactions create potential conflicts of interest because the sales agents have an interest in the successful completion of this offering beyond the sales commissions they will receive.

Our management will have broad discretion over the use of the proceeds to us from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.
The Company’s management will have broad discretion to use the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” You will be relying on the judgment of the Company’s management regarding the application of these proceeds, and you will not have the opportunity as a part of your investment decision to assess whether the net proceeds are being used appropriately. Management might not apply the net proceeds of this offering in ways that increase the value of your investment. We plan to use the net proceeds from this offering to fund development and acquisitions, to reduce our outstanding indebtedness and for other general corporate purposes. However, because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in cash or cash equivalents. These investments may not yield a significant return, if any, on any investment of these net proceeds.
Provisions contained in any forward sale agreement could result in substantial dilution to our earnings per share and funds from operations per share or result in substantial cash payment obligations.
Each Forward Purchaser will have the right to accelerate its forward sale agreement that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) such Forward Purchaser or its affiliate (a) is unable, after using commercially reasonable efforts, to hedge (or maintain a hedge of) its equity price risk, (b) would incur a materially increased cost to hedge (or maintain a hedge of) its equity price risk, (c) would incur a stock borrow cost in excess of a specified threshold or (d) is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) shares at a rate equal to or less than a specified threshold, in each case under or in relation to such forward sale agreement; (2) we declare any dividend or distribution that constitutes an extraordinary dividend under the forward sale agreement (and, for this purpose, extraordinary dividends includes, without limitation, a regular, quarterly cash dividend in excess of specified amounts); (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, a delisting of our common stock or change in law); or (5) certain other events of default or termination events occur, including, among others, certain specified material misrepresentations made by us in connection with such forward sale agreement or our bankruptcy (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.
Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.
Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•return shares of our common stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,
•if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.
The initial forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common shares during the term of such forward sale agreement.

If the weighted average price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made during the applicable unwind period under a particular forward sale agreement is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the weighted average price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) during the applicable unwind period under a particular forward sale agreement exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser. See “Plan of Distribution.”
In addition, the purchase of shares of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our shares under those agreements.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of our common stock.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act (as defined below). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. While we do not anticipate electing the cash settlement option under any forward sale agreement, in the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (1) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% gross income test or (2) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% gross income test, as discussed in the accompanying prospectus under “Certain U.S. Federal Income Tax Considerations— Taxation of the Company as a REIT,” multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward- looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.
Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to:
•changes in national, international, regional and local economic conditions generally and real estate markets specifically;
•changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities;
•our ability to qualify and maintain our status as a real estate investment trust;
•the availability and attractiveness of financing (including both public and private capital) and changes in interest rates;
•the availability and attractiveness of terms of additional debt repurchases;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•our competitive environment;
•changes in supply, demand and valuation of industrial properties and land in our current and potential market areas;
•our ability to identify, acquire, develop and/or manage properties on favorable terms;
•our ability to dispose of properties on favorable terms;
•our ability to manage the integration of properties we acquire;
•potential liability relating to environmental matters;
•defaults on or non-renewal of leases by our tenants;
•decreased rental rates or increased vacancy rates;
•higher-than-expected real estate construction costs and delays in development or lease-up schedules;
•risks associated with international trade disputes, including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation or otherwise;
•the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events;
•risks associated with security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems;
•potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism;
•technological developments, particularly those affecting supply chains and logistics;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and

•other risks and uncertainties detailed in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and those described in our Exchange Act reports and in our other public filings with the SEC.
We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this prospectus supplement. We assume no obligation to update or supplement forward-looking statements.
Further information concerning us and our business, including additional factors that could materially affect our financial results, is included elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement.
USE OF PROCEEDS
We intend to contribute the net proceeds from this offering to the Operating Partnership in exchange for additional ownership interests in the Operating Partnership. We expect the Operating Partnership will subsequently use those net proceeds for general corporate purposes, which may include the acquisition and development of properties and repayments or repurchases of debt.
We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement. We expect that settlement of any forward sale agreement will generally occur no later than the one-year anniversary of the entry into such forward sale agreement, unless certain adjustment events occur, in which case the settlement date may be extended in accordance with the terms of the forward sale agreement. However, any forward sale agreement may be settled earlier than the latest potential settlement date specified in such forward sale agreement, in whole or in part, at our option, subject to the satisfaction of certain conditions. We currently expect to fully physically settle each particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the gross sales prices of all borrowed shares of common stock sold by the relevant Forward Seller during the applicable forward hedge selling period for such shares less a forward hedge selling commission not to exceed 2.0% (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period). If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant Forward Purchaser.
Certain of the Sales Agents, the Forward Sellers and/or the Forward Purchasers, or their respective affiliates or agents, act as lenders under our unsecured credit facility and term loans and may receive pro rata portions of any proceeds used to repay amounts outstanding under the unsecured credit facility or term loans.
SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion supplements the discussion contained under the heading “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.
The One Big Beautiful Bill Act
On July 4, 2025, President Trump signed into law the legislation known as the One Big Beautiful Bill Act, or the OBBBA. The OBBBA made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the OBBBA permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Such extensions included the permanent extension of the 20% deduction for “qualified REIT dividends” for individuals and other non-corporate taxpayers as well as the permanent extension of the limitation on non-corporate taxpayers using “excess business losses” to offset other income. The OBBBA also increased the percentage limit under the REIT asset test applicable to taxable REIT subsidiaries, or TRSs, from 20% to 25% for taxable years beginning after December 31, 2025. As a result, for taxable years beginning after December 31, 2025, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of its gross assets. You are urged to consult with your tax advisor with respect to the OBBBA and its potential effect on investment in our common stock.

PLAN OF DISTRIBUTION
We have entered into separate distribution agreements, each dated as of August 21, 2025, with each of BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc. and Wells Fargo Securities, LLC, and if applicable, the relevant Forward Sellers and Forward Purchasers, under which we may issue and sell from time to time, through the Sales Agents or the Forward Sellers, acting as our agents, or directly to the Sales Agents, as principals for their own accounts, shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $800,000,000. The sales, if any, of the shares of our common stock under each of the distribution agreements may be made by the Sales Agents, acting as our agent, in negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker or through an electronic communications network. Under the terms of the distribution agreements, we may also sell our common stock to the Sales Agents as principals for their own accounts at prices agreed upon at the time of sale. Certain of the distribution agreements contemplate that, in addition to the issuance and sale by us of shares of our common stock to or through the Sales Agents, we may enter into separate forward sale agreements with the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. Each Forward Seller is a Sales Agent that is, or is affiliated with, the relevant Forward Purchaser, other than Nomura Securities International, Inc. who is acting through BTIG, LLC (as agent) as Forward Seller to Nomura Global Financial Products, Inc. (as Forward Purchaser). If we sell our common stock to any of the Sales Agents as principals, we will enter into a separate terms agreement with such Sales Agent. We will not issue more than 16,000,000 shares of our common stock pursuant to the distribution agreements.
The offering of shares of our common stock pursuant to each distribution agreement will terminate upon the earlier of (1) the sale of 16,000,000 shares pursuant to the distribution agreements, (2) the sale of shares pursuant to the distribution agreements for an aggregate offering price of $800,000,000, (3) the termination of such distribution agreement by either us or the respective Sales Agent at any time in accordance with the terms of such distribution agreement and (4) May 7, 2028.
From time to time during the term of the distribution agreements and any forward sale agreements, as applicable, in connection with the Sales Agents or Forward Sellers acting as our agent, we may propose to one of the Sales Agents or Forward Sellers the terms of a transaction notice or placement notice, as applicable establishing a selling period and specifying with respect to the selling period terms such as the amount of shares to be sold and the minimum price below which sales may not be made. We will propose such a notice to only one Sales Agent or Forward Seller relating to the sale of shares of our common stock on any given day. If the agent agrees to the terms of such proposal, it will submit for our execution a binding transaction notice or placement notice, as applicable. Upon acceptance of such transaction notice or placement notice by us, and subject to the terms and conditions of the respective distribution agreement or forward purchase agreement, as applicable, if acting as agent, each Sales Agent and Forward Seller agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock on the terms set forth in such transaction notice or placement notice, as applicable, and the applicable distribution agreement or forward sale agreement. We or the Sales Agent acting as our agent or the Forward Purchaser may suspend the offering of our shares at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If any Sales Agents, Forward Sellers, Forward Purchasers or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly so notify the other parties to the equity distribution agreement and sales of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents, the Forward Sellers, the Forward Purchasers and us.
No Sales Agent, Forward Seller, or Forward Purchaser will engage in any transactions that stabilize our common stock.
Commissions and Discounts
We will pay each of the Sales Agents a commission which in each case shall not be more than 2.0% of the gross sales price of all shares sold through it as our agent under the applicable distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock. We have agreed to reimburse the Sales Agents for certain expenses in certain circumstances.

In addition, we may agree with any Sales Agent to sell our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act, and for which we may agree to pay such Agent a commission that may exceed 2.0% of the gross sales price of our common stock sold through such Sales Agent.
In connection with the sale of our common stock hereunder, each of the Sales Agents will be deemed to be an underwriter, as that term is defined in the Securities Act, and the compensation paid to each of them may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each of the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.
In connection with each forward sale agreement, unless otherwise agreed, we will pay the applicable Forward Seller a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate of 2.0% of the gross sales price per share of the borrowed shares of our common stock sold through such Forward Seller during the applicable forward selling period for such shares.
Settlement Procedures
Settlement for sales of our common stock is generally anticipated to occur on the first business day following the date on which any sales were made in return for payment of the net proceeds to us (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance), unless we agree otherwise with the relevant Sales Agent.
We expect that settlement between the relevant Forward Purchaser and the relevant Forward Seller of sales of borrowed common shares, as well as the settlement between the relevant Forward Seller and the relevant buyers of such common shares in the market, will generally occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by the applicable parties in connection with a particular transaction, in return for payment of the proceeds.
There is no arrangement for funds to be received in an escrow, in trust or pursuant to a similar arrangement.
Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon.
Each Sales Agent will provide written confirmation to us following the close of trading on the NYSE each day in which shares of our common stock are sold by it as agent for us under the relevant distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.
Sales Through Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement.
In connection with any forward sale agreement, we will deliver instructions to the relevant Forward Seller directing it to sell the applicable borrowed shares of our common stock on behalf of the relevant Forward Purchaser. Upon its acceptance of such instructions, such Forward Seller has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of common stock, as Forward Seller on behalf of such Forward Purchaser, on the terms and subject to the conditions set forth in the relevant equity distribution agreement and the relevant forward sale agreement. We may instruct such Forward Seller as to the amount of common stock to be sold by it and may also instruct it not to sell such common stock if the sales cannot be effected at or above a price designated by us. We or the applicable Forward Seller may at any time immediately suspend the offering of shares of our common stock through such Forward Seller upon notice to the other parties.
Pursuant to each forward sale agreement, if any, we will have the right to issue and deliver to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission rate and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant Forward Seller during the applicable forward selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement. Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement. We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.
Before the settlement of a forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price, which is subject to increase or decrease based on a specified daily rate, less a spread to be mutually agreed by us and the applicable forward purchaser, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of shares of our common stock to the applicable Forward Purchaser on any such physical settlement or net share settlement date would result in dilution to our earnings per share and other reported per share measures.
Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.
If the weighted average price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made during the applicable unwind period under a particular forward sale agreement is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the weighted average price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) during the applicable unwind period under a particular forward sale agreement exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.
In addition, the purchase of shares of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.
Each Forward Purchaser will have the right to accelerate its forward sale agreement that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) such Forward Purchaser or its affiliate (a) is unable, after using commercially reasonable efforts, to hedge (or maintain a hedge of) its equity price risk, (b) would incur a materially increased cost to hedge (or maintain a hedge of) its equity price risk, (c) would incur a stock borrow cost in excess of a specified threshold or (d) is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) shares at a rate equal to or less than a specified threshold, in each case under or in relation to such forward sale agreement; (2) we declare any dividend or distribution that constitutes an extraordinary dividend under the forward sale agreement ; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, a delisting of our common stock or change in law); or (5) certain other events of default or termination events occur (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.
In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreements, and we would not receive any proceeds pursuant to the forward sale agreements. See the “Risk factors” section beginning on page S-4 of this prospectus supplement.
The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the equity distribution agreements with each of the Sales Agents, the Forward Sellers and the Forward Purchasers, and the equity distribution agreements have been or will be filed as exhibits to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus and “Documents Incorporated by Reference.”
Other Relationships; Potential Conflicts of Interest
This offering was commenced following the termination of eleven existing distribution agreements (individually, a “2023 Distribution Agreement” and, together, the “2023 Distribution Agreements”) among the Company, the Operating Partnership, and each of BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc., UBS Securities LLC and Wells Fargo Securities, LLC. The 2023 Distribution Agreements were entered into in connection with the commencement of an equity offering in which the Company was permitted to sell $800 million or a maximum of 16,000,000 shares of its common stock from time to time in “at-the-market” offerings or certain other transactions.
Some or all of the Sales Agents, the Forward Sellers and the Forward Purchasers and/or their respective affiliates, have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and/or other services for us for which they have received or will receive customary fees and commissions for these transactions. In particular, as of the date of this prospectus supplement certain of the Sales Agents and/or their affiliates are lenders or agents under our unsecured revolving credit facility and under one or more of our unsecured term loans. As of June 30, 2025, borrowings of approximately $24,000 were outstanding under our revolving credit facility, borrowings of $300,000 were outstanding under our unsecured term loan maturing on August 12, 2025, borrowings of $425,000 were outstanding under our unsecured term loan maturing on October 18, 2027 and borrowings of $200,000 were outstanding under our unsecured term loan maturing on March 17, 2028. To the extent that we use the net proceeds of this offering to repay outstanding indebtedness under our unsecured revolving credit facility or unsecured term loans, these Sales Agents and/or their affiliates will receive their pro rata portion of such payments.
In addition, in the ordinary course of their business activities, the Sales Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. The Sales Agents and the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Wells Fargo Securities, LLC, a Sales Agent under this offering, has also acted as our agent from time to time in connection with the periodic market repurchases of various amounts of our outstanding senior unsecured notes.
In addition, from time to time the Sales Agents and their affiliates may effect transactions for their own account or the accounts of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt, equity securities or loans and may do so in the future.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will either be a Sales Agent or an affiliate or agent of a Sales Agent. As a result, a Sales Agent or its affiliate or agent will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.
Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
BTIG, LLC, a Sales Agent for this offering, will pay a referral fee to U.S. Bank National Association in connection with this offering. U.S. Bank National Association is a lender, a co-documentation agent and a joint-lead arranger under our unsecured revolving credit facility; a lender, a co-syndication agent and a joint lead arranger under our unsecured term loan maturing on October 18, 2027; and the administrative agent, the sustainability structuring agent, a lender, a joint lead arranger and a joint bookrunner under our unsecured term loan maturing on August 12, 2025.
We estimate that the total expenses of the offering payable by us, excluding commissions or discounts payable or provided to the Sales Agents under the distribution agreements, will be approximately $400,000.
DOCUMENTS INCORPORATED BY REFERENCE
We incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.
The Company (file no. 1-13102) and/or the Operating Partnership (file no. 333-21873) filed the following documents with the SEC and incorporate them by reference into this prospectus:
(1)The Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2024, filed February 14, 2025;
(2)The Quarterly Report on Form 10-Q of the Company and the Operating Partnership for the quarter ended March 31, 2025, filed April 17, 2025;
(3)The Quarterly Report on Form 10-Q of the Company and the Operating Partnership for the quarter ended June 30, 2025, filed July 17, 2025;
(4)The portions of the Definitive Proxy Statement on Schedule 14A of the Company, filed April 2, 2025, that are incorporated by reference into the Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2024, filed February 14, 2025;
(5)The Current Reports on Form 8-K of the Company and the Operating Partnership filed on March 19, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 21, 2025, May 1, 2025 and May 14, 2025; and
(6)The description of the common stock of the Company included in the Company’s Registration Statement on Form 8-A dated May 26, 1994, as amended by the description of our common stock contained in Exhibit 4.9 to the Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2021, filed February 18, 2022, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.
All documents filed by the Company and the Operating Partnership under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of these filings upon written or oral request to First Industrial Realty Trust, Inc., One North Wacker Drive, Suite 4200, Chicago, Illinois 60606, Attention: Investor Relations, telephone number (312) 344-4300.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois, and by McGuireWoods LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the Sales Agents, Forward Sellers and Forward Purchasers by Morrison & Foerster LLP, Washington, District of Columbia.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the combined Annual Report on Form 10-K of First Industrial Realty Trust, Inc. and First Industrial, L.P. for the year ended December 31, 2024, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

FIRST INDUSTRIAL REALTY TRUST, INC. and
FIRST INDUSTRIAL, L.P.
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First Industrial Realty Trust, Inc. may offer and sell shares of common stock, shares of preferred stock, which may be represented by depositary shares, or guarantees of non-convertible debt securities issued by First Industrial, L.P., the operating partnership of First Industrial, L.P., and First Industrial, L.P. may offer and sell non-convertible debt securities, which may be guaranteed by First Industrial Realty Trust, Inc., through this prospectus from time to time, together or separately, in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before making an investment decision.

We may offer and sell these securities, on a continuous or delayed basis, to or through one or more underwriters, dealers and agents, or directly to purchasers or through a combination of these methods of sale.

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Investing in the securities of First Industrial Realty Trust, Inc. or First Industrial, L.P. involves risks. See the “Risk Factors” included on page 5 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024 and in the applicable prospectus supplement.

The common stock of First Industrial Realty Trust, Inc. is listed on the New York Stock Exchange under the symbol “FR.” The closing price of our common stock on the New York Stock Exchange was $48.57 on May 6,
2025. None of the other securities offered hereby are currently listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is May 7, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing the “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus (including guarantees of debt securities sold by the Operating Partnership) from time to time in one or more offerings.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information that we file with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

Unless otherwise indicated or except where the context otherwise requires:

•    References in this prospectus to “we,” “us,” “our” and other similar terms and “First Industrial” and the “Company” mean First Industrial Realty Trust, Inc., together with its consolidated subsidiaries, including First Industrial, L.P.; and

•    References in this prospectus to the “Operating Partnership” mean First Industrial, L.P.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward- looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.

Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to:

•    changes in national, international, regional and local economic conditions generally and real estate markets specifically;

•    changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities;

•    our ability to qualify and maintain our status as a real estate investment trust;

•    the availability and attractiveness of financing (including both public and private capital) and changes in interest rates;

•    the availability and attractiveness of terms of additional debt repurchases;

•    our ability to retain our credit agency ratings;

•    our ability to comply with applicable financial covenants;

•    our competitive environment;

•    changes in supply, demand and valuation of industrial properties and land in our current and potential market areas;

•    our ability to identify, acquire, develop and/or manage properties on favorable terms;

•    our ability to dispose of properties on favorable terms;

•    our ability to manage the integration of properties we acquire;

•    potential liability relating to environmental matters;

•    defaults on or non-renewal of leases by our tenants;

•    decreased rental rates or increased vacancy rates;

•    higher-than-expected real estate construction costs and delays in development or lease-up schedules;

•    the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events;

•    risks associated with security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems;

•    potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism;

•    technological developments, particularly those affecting supply chains and logistics;

•    litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•    risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and

•    other risks and uncertainties described in our Exchange Act reports and in our other public filings with the SEC.

We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this prospectus. We assume no obligation to update or supplement forward- looking statements.

Further information concerning us and our business, including additional factors that could materially affect our financial results, is included elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus.

THE COMPANY AND THE OPERATING PARTNERSHIP

The Company is a real estate investment trust, or REIT, subject to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). We are a self-administered and fully integrated real estate company which owns, manages, acquires, sells, develops, and redevelops industrial real estate. As of March 31, 2025, we owned 416 industrial properties located in 19 states, containing an aggregate of approximately 68.2 million square feet of gross leasable area. Through a wholly-owned taxable REIT subsidiary (TRS) of the Operating Partnership, we also own, as of March 31, 2025, an approximate 43% equity interest in and provide services to a joint venture that was formed for the purpose of developing, leasing, operating and selling land located in the Phoenix, Arizona metropolitan area and, as of March 31, 2025, owns one building comprising 1.0 million square feet and a land parcel.

We began operations on July 1, 1994. The Company’s operations are conducted primarily through the Operating Partnership, of which the Company is the sole general partner, with an approximate 97.0% ownership interest at March 31, 2025. The limited partners of the Operating Partnership are persons or entities who contributed their direct or indirect interests in properties to the Operating Partnership in exchange for limited partnership units of the Operating Partnership and/or recipients of limited partnership interest units of the Operating Partnership pursuant to the Company’s stock incentive plan. At March 31, 2025, approximately 3.0% of the outstanding limited partnership units in the Operating Partnership were held by outside investors, including certain members of the management of the Company. Each limited partnership unit, other than those held by the Company and limited partnership units issued pursuant to the Company’s stock incentive plan that have not yet vested and meet certain other criteria, may be exchanged for cash or, at the Company’s option, one share of the Company’s common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by the Company, and its ownership percentage of the Operating Partnership, increase.

We utilize an operating approach which combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems.

The Company, a Maryland corporation organized on August 10, 1993, completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized on November 23, 1993. Our principal executive offices are located at One North Wacker Drive, Suite 4200, Chicago, Illinois 60606, telephone number (312) 344-4300. Our website is located at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, including funding the acquisition and development of additional properties, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. You should read our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

Under our charter, the Company has authority to issue 225 million shares of its common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations. Stockholders may, however, be liable for contribution if they knowingly receive an improper distribution from the Company in violation of the Company’s charter or Maryland law. At May 5, 2025, we had outstanding 132,401,353 shares of common stock.

Terms

Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our charter regarding excess stock, common stockholders will be entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of assets legally available for that purpose. Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our charter regarding excess stock, common stockholders will share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company. For a discussion of excess stock, please see “Restrictions on Transfer of Capital Stock.”

Subject to the provisions of our charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, common stockholders will possess the exclusive voting power of the Company. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

Common stockholders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

Subject to the provisions of our charter regarding excess stock, all shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

Under the Maryland General Corporation Law (the “MGCL”), a corporation generally cannot, subject to certain exceptions, dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless, and only in certain situations, the corporation’s charter provides for a lesser percentage requirement, which percentage shall not be less than a majority of all of the votes to be cast on the matter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may from time to time take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfer of Capital Stock.”

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK
The following is a summary of the material terms of our preferred stock. You should also read our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.
General
Under our charter, the Company has authority to issue 10 million shares of its preferred stock, par value $.01 per share. The preferred stock may be issued from time to time, in one or more series, as authorized by the Company’s board of directors. Prior to issuance of shares of each series, the Company’s board of directors is required by the MGCL and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of those shares as may be permitted by Maryland law. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other capital stock of the Company ranking junior to the preferred stock. The preferred stock will be, when issued, fully paid and nonassessable and will have no preemptive rights. The Company’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.
Series of Preferred Stock
The following is a description of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable amendment or articles supplementary to our charter designating terms of a series of preferred stock.
Any prospectus supplement relating to a series of the preferred stock may contain specific terms, including:
(1) The title and stated value of the preferred stock;
(2) The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
(3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;
(4) The date from which dividends on the preferred stock shall accumulate, if applicable;
(5) The procedures for any auction and remarketing, if any, for the preferred stock;
(6) The provision for a sinking fund, if any, for the preferred stock;
(7) The provision for redemption, if applicable, of the preferred stock;
(8) Any listing of the preferred stock on any securities exchange;
(9) The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation of the conversion price;
(10) Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;
(11) A discussion of federal income tax considerations applicable to the preferred stock;
(12) The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(13) Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

(14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank:

•    senior to all classes or series of common stock, and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;

•    on a parity with all equity securities issued by the Company the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and

•    junior to all equity securities issued by the Company the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Company’s board of directors, out of the Company’s assets legally available for payment, dividends in such form and at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the share transfer books of the Company on the record dates as shall be fixed by the Company’s board of directors.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Company’s board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and the Company will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

•    if that series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•    if that series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with that preferred stock will be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.
Except as provided in the immediately preceding paragraph, unless:
•    if a series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or
•    if a series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock, or any other capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares, by the Company, except by conversion into or exchange for other capital stock of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation.
Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividends due with respect to shares of that series which remain payable.
Redemption
If provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends, which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable prospectus supplement.

However, unless:
•    if a series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or
•    if a series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. However, the preceding shall not prevent the purchase or acquisition of preferred stock of that series to preserve the REIT qualification of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.
In addition, unless:
•    if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or
•    if the series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, the Company will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for capital shares of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, the preceding shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve the REIT qualification of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company. Those shares may be redeemed ratably from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by that holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner determined by the Company.
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state:
•    the redemption date;
•    the number of shares and series of the preferred stock to be redeemed;
•    the redemption price;
•    the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;
•    that dividends on the shares to be redeemed will cease to accrue on the redemption date; and
•    the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of preferred stock shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by the Company in trust for the benefit of the holders of any preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock called for redemption, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of the Company ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of preferred stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the Company’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of preferred stock, the Company’s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of that series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, each series voting separately as a class:

•    authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•    amend, alter or repeal the provisions of our charter or the articles supplementary for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

However, with respect to the occurrence of any of the events set forth in the second subparagraph above, so long as the preferred stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of such an event, the Company may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock. Further,

•    any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

•    any increase in the amount of authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that series of preferred stock shall have been redeemed or called for redemption and sufficient funds will have been deposited in trust to effect the redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include:

•    the number of shares of common stock into which the shares of preferred stock are convertible;

•    the conversion price (or manner of calculating the conversion price);

•    the conversion period;

•    provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company;

•    the events requiring an adjustment of the conversion price; and

•    provisions affecting conversion in the event of the redemption of that series of preferred stock.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of the Company’s outstanding equity securities, including any preferred stock. Therefore, the articles supplementary for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See “Restrictions on Transfer of Capital Stock.”

Transfer Agent

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The Company may, at its option, elect to offer depositary shares rather than full shares of preferred stock. In the event that option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among the Company, the depositary and the holders of the depositary receipts. Certificates evidencing depositary shares will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions such as filing proof of residence and paying charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by the Company for the applicable series of preferred stock. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts so entitled, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines, after consultation with the Company, that it is not feasible to make the distribution, in which case the depositary may, with the Company’s approval, adopt any other method for that distribution as it deems equitable and appropriate, including the sale of the property, at a place or places and upon terms that it may deem equitable and appropriate, and distribution of the net proceeds from that sale to the holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever the Company redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred stock. The depositary will mail the notice of redemption to the record holders of the depositary shares promptly upon receipt of notice from the Company and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by depositary shares in accordance with those instructions, and the Company will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that is withdrawn will not thereafter be entitled to deposit their shares under the deposit agreement or to receive depositary receipts evidencing their depositary shares.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the Company and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. No amendment to the deposit agreement may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing its depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by the Company upon not less than 30 days’ prior written notice to the applicable depositary if:

•    termination is necessary to preserve the Company’s qualification as a REIT, or

•    a majority of each series of preferred stock affected by termination consents to termination,

whereupon the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as is represented by the depositary shares evidenced by those depositary receipts together with any other property held by the depositary with respect to those depositary receipts.

The Company will agree that if the deposit agreement is terminated to preserve its qualification as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, the deposit agreement will automatically terminate if:

•    all outstanding depositary shares thereunder shall have been redeemed;

•    there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of the Company and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that preferred stock; or

•    each share of the related preferred stock shall have been converted into stock of the Company not represented by depositary shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by those depositary receipts if those charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that the Company is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from the Company that are received by the depositary as the holder of preferred stock.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give that information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on those claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of that appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the Operating Partnership’s debt securities and related guarantees by the Company, if any, that we may offer under this prospectus. When the Operating Partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Debt securities may be the Operating Partnership’s senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Operating Partnership and may be issued in one or more series.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

As used in this “Description of Debt Securities and Related Guarantees,” references to the “Operating Partnership,” “we,” “our” or “us” refer solely to First Industrial, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to First Industrial Realty Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by the Company, as the sole general partner of the Operating Partnership, by or pursuant to a resolution of the board of directors of the Company and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

Unless otherwise specified in a prospectus supplement, the indenture will designate U.S. Bank Trust Company, National Association as the trustee for the indenture with respect to one or more series of the Operating Partnership’s debt securities and related guarantees by the Company, if any. U.S. Bank Trust Company, National Association, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Operating Partnership and may be fully and unconditionally guaranteed by the Company. The Operating Partnership can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•    the title and ranking of the debt securities (including the terms of any subordination provisions),
•    the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,

•    any limit on the aggregate principal amount of the debt securities, and whether additional debt securities may be issued without the consent of the holder of the debt securities,
•    the date or dates on which the principal on the debt securities is payable,
•    the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,
•    the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,
•    the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities,
•    any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,
•    the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,
•    the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,
•    whether the debt securities will be issued in the form of certificated debt securities or global debt securities,
•    the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,
•    the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,
•    the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,
•    if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,
•    the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,
•    any provisions relating to any security provided for the debt securities or the guarantees,
•    any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,
•    any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

•    any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities, including the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders of the debt securities or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if the debt securities are redeemed,
•    whether the debt securities are exchangeable for, or convertible into, any other securities,
•    any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,
•    whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,
•    whether a person other than U.S. Bank Trust Company, National Association is to act as trustee,
•    the securities exchange, if any, on which the debt securities may be listed,
•    if the debt securities do not bear interest, the applicable dates for purposes of the securityholder list,
•    if the debt securities will be issued initially in the form of a temporary global debt security, the circumstances under which the temporary global debt security can be exchanged for definitive debt securities,
•    whether the debt securities will be issuable in bearer form and any additions or changes to any of the provisions as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,
•    the applicability, if any, of the legal defeasance and covenant defeasance of the debt securities and any provisions in modification of, in addition to or in lieu of any of the provisions regarding the satisfaction and discharge and defeasance of the debt securities, and
•    any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

The Operating Partnership may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If the Operating Partnership denominates the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary or DTC, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Merger, Consolidation or Sale

The Operating Partnership and the Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its respective properties and assets to, any person (such person, a “successor person”), unless:

(1) the Operating Partnership or the Company, as the case may be, is the surviving entity or the successor person (if other than the Operating Partnership or the Company, as the case may be) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes in the case of the Operating Partnership, payment of the principal of and premium, if any, and interest and any redemption price due on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the Operating Partnership in the indenture and the debt securities, or in the case of the Company, the payment of all amounts due under its guarantees of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the Company in the indenture and the guarantees, as the case may be;

(2) immediately after giving effect to the transaction, no Default or Event of Default, has occurred and is continuing; and

(3) in the case of a consolidation by the Operating Partnership, if the Operating Partnership is not the successor person, then each guarantor of the debt securities, unless it has become the successor person, confirms that its guarantee will continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable.

The Operating Partnership or the Company, as the case may be, must deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any supplemental indenture comply with the indenture.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Operating Partnership and/or the Company are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and the Operating Partnership and/or the Company shall be discharged from our obligations under the debt securities and the indenture.

Events of Default

The following events constitute Events of Default, unless otherwise provided by resolution of the board of directors, supplemental indenture or officer’s certificate:

(a) default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Operating Partnership with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

(b) default in the payment of principal of any debt security at maturity;

(c) default in the performance or breach of any covenant or warranty of the Operating Partnership under the debt security of that series or the indenture (other than defaults pursuant to paragraph (a) or (b) above or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of securities other than that series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of not less than a majority in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default;

(d) failure to pay any indebtedness (other than non-recourse indebtedness) for monies borrowed by the Operating Partnership, any guarantor or any of their respective significant subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness (other than non-recourse indebtedness) is, or has become, the primary obligation of the Operating Partnership or any guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding securities) (for purposes of this, the amount of indebtedness (other than non-recourse indebtedness) shall be measured not by the underlying debt amount, but only by that portion of the underlying debt amount which is recourse to the Operating Partnership or such guarantor);

(e) the Operating Partnership, any guarantor or any of their significant subsidiaries pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due;

(f) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against the Operating Partnership, any guarantor or any of their significant subsidiaries in an involuntary case, (ii) appoints a custodian of the Operating Partnership, any guarantor or any of their significant subsidiaries or for all or substantially all of its property, or (iii) orders the liquidation of the Operating Partnership, any guarantor or any of their significant subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or

(g) any other Event of Default provided with respect to debt securities of that series, which is specified in a resolution of the board of directors, a supplemental indenture to the indenture or an officer’s certificate, in accordance with the applicable provisions of the indenture.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in provisions (d) or (e) above), then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to the Operating Partnership (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. If an Event of Default specified in provisions (d) or (e) above will occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by a notice in writing to the Operating Partnership and the trustee, may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity and/or security satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee set forth in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series; provided that the Trustee may refuse to follow any direction which is in conflict with any law or the indenture or that the trustee determines is unduly prejudicial to the rights of any holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any action or forbearance is unduly prejudicial to such holders) and subject to certain other limitations as set forth in the indenture. In no event shall the trustee (in any of its capacities) be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The trustee shall not be required to give any bond or surety in respect of the performance of its duties or powers under the indenture.

No holder of any debt security shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such holder has previously given written notice to a responsible officer of the trustee of a continuing Event of Default with respect to the debt securities;

(b) holders of at least a majority in principal amount of the outstanding debt securities have made written request to a responsible officer of the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

(c) such holder or holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by the trustee in compliance with such request;

(d) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and interest, if any, on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after a responsible officer of the trustee obtains actual knowledge or has received written notice of the occurrence of the Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on, if any, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•    we may omit to comply with the covenant described under the heading “Merger, Consolidation or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and
•    any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.
The conditions include:
•    depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and
•    delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations irrevocably deposited with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:
•    either:
o    all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or
o    all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and the Operating Partnership has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;
•    the Operating Partnership has paid or caused to be paid all other sums payable under the indenture by the Operating Partnership; and
•    the Operating Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.
Modification and Waiver
The Operating Partnership and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•    to cure any ambiguity, defect or inconsistency,
•    to comply with covenants in the indenture described above under the heading “Merger, Consolidation or Sale,”
•    to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code,
•    to surrender any of the Operating Partnership’s rights or powers under the indenture,
•    to add covenants or events of default for the benefit of the holders of debt securities of any series,
•    to comply with the applicable procedures of the applicable depositary,
•    to make any change that does not adversely affect the rights of any holder of debt securities,
•    to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture,
•    to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee,
•    to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act,
•    to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture, or
•    to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.
The Operating Partnership may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The Operating Partnership may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•    reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver,

•    reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,
•    reduce the principal or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,
•    reduce the principal amount of discount securities payable upon acceleration of maturity,
•    waive a Default or Event of Default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),
•    make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security,
•    make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments,
•    waive a redemption payment with respect to any debt security, provided that such redemption is made at the Operating Partnership’s option, or
•    if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.
The trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the trustee’s own rights, duties, privileges, powers, protections, limitations of liability, indemnities or immunities under this indenture or otherwise. The trustee shall have no responsibility for determining whether any such amendment or supplemental indenture will or may have an adverse effect on any holder.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Regarding the Trustee
Unless otherwise specified in a prospectus supplement, U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the debt securities, subject to replacement at the Operating Partnership’s option as provided in the indenture.
The trustee (in each of its capacities, including as trustee, registrar and paying agent for the debt securities) assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning the Company or the Operating Partnership or their affiliates or any other party contained in this document or the related documents or for any failure by the Company, the Operating Partnership or any other party to disclose events that may have occurred and may affect the significance or accuracy, correctness, adequacy or completeness of such information. Each of the trustee, registrar and paying agent for the debt securities will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, protections, powers, and duties as more fully set forth in the indenture.

If an Event of Default occurs and is continuing (and has not been cured or waived), the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and provided the trustee indemnity and/or security satisfactory to it.
If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
No Personal Liability of Directors, Officers, Employees or Stockholders
No director, officer, employee, or stockholder will have any liability for any of our obligations or those of the Operating Partnership under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY’S CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law is not complete and is qualified by reference to Maryland law and our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

Business Combinations

Under the MGCL, certain “business combinations” (as defined in the MGCL) between a Maryland corporation and an interested stockholder or an affiliate of the interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Under the MGCL, an “interested stockholder” includes a person (other than the corporation or any subsidiary) who is:

•    the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock; or

•    is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding stock of the corporation (i) at any time within the two-year period immediately prior to the date in question, and (ii) after the date on which the corporation had 100 or more beneficial owners of its stock.

Business combinations for the purposes of the preceding paragraph are defined by the MGCL to include certain mergers, consolidations, recapitalizations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by the Company. After the five-year moratorium period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•    80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

•    two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or by any affiliate or associate of the interested stockholder voting together as a single voting group.

The super-majority vote requirements will not apply if, among other things, the corporation’s stockholders receive an aggregate amount of cash and non-cash consideration that has a market value determined as of the valuation date and in accordance with the requirements of Section 3-603(b)(1) or (2), as applicable, of the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the most recent time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that “control shares” (as defined in the MGCL) of a Maryland corporation acquired in a “control share acquisition” (as defined in the MGCL) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiring person (meaning the person who makes or proposes to make a control share acquisition) or by officers of the corporation or directors who are also employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:
•    one-tenth or more, but less than one-third of all voting power;
•    one-third or more, but less than a majority of all voting power; or
•    a majority or more of all voting power.
“Control shares” also include shares of stock acquired within any range of voting power described in the above paragraph even if the initial shares acquired within the applicable range of voting power are excluded from a control share acquisition. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of ownership of or power to direct the voting power of issued and outstanding control shares, subject to certain exceptions.
An acquiring person may compel the board of directors, upon satisfaction of certain conditions, including an undertaking to pay certain expenses, to call a special meeting of stockholders to be held within 50 days after receiving a demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, at any time during a period commencing on the 11th day after the control share acquisition and ending 60 days after an acquiring person statement has been delivered. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to the acquisition of shares:
•    before November 4, 1988;
•    under a contract made before November 4, 1988;
•    under the laws of descent and distribution;
•    under the satisfaction of a pledge of other security interest created in good faith and not for the purpose of circumventing the control share acquisition statute;
•    under a merger, consolidation or share exchange if the corporation is a party to the transaction;
•    within one-tenth or more but less than one-fifth of all voting power of outstanding shares of the corporation before June 1, 2000;
•    at a time when the corporation is not subject to the control share acquisition statute; or
•    in accordance with a contract entered into at a time when the corporation is not subject to the control share acquisition statute.
Our bylaws contain a provision exempting any and all acquisitions of our shares of capital stock from the control share provisions of the MGCL. There can be no assurance that this bylaw provision will not be amended or eliminated in the future.

Title 3, Subtitle 8 of the MGCL
Subtitle 8 of Title 3 of the MGCL allows Maryland corporations with a class of equity securities registered under the Exchange Act to elect to be governed by all or any part of certain Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:
•    officers or employees of the corporation;
•    persons seeking to acquire control of the corporation;
•    directors, officers, affiliates or associates of any person seeking to acquire control; or
•    nominated or designated as directors by a person seeking to acquire control.
Subtitle 8 provides that a Maryland corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in its existing charter or bylaws:
•    a classified board;
•    a two-thirds stockholder vote requirement for removing a director;
•    a requirement that the number of directors be fixed only by vote of the directors;
•    a requirement that a vacancy on the board be filled only by the majority vote of the remaining directors, even if the remaining directors do not constitute a quorum, and any such director elected to fill a vacancy shall hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies; or
•    a majority stockholder vote requirement for the calling of a special meeting of stockholders.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we currently vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the Chairman of our board of directors, our President or a majority of the board of directors, the request of stockholders entitled to cast a majority of all votes entitled to be cast to call a special meeting.
Restrictions on Ownership
For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may from time to time take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfer of Capital Stock.”
Amendment of Charter
Our charter may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter, except that the affirmative vote of a majority of the board of directors is required to change the name of the Company or change the name or other designation or the par value of any class or series of stock of the Company and the aggregate par value of the stock of the Company.
Meetings of Stockholders
Our bylaws provide for annual meetings of stockholders to be held on such date and time as may be established from time to time by our board of directors. Special meetings of stockholders may be called by:
•    our Chairman of the board of directors or our President;

•    a majority of the board of directors; or

•    the Secretary upon the written request of stockholders holding at least a majority of our outstanding capital stock entitled to vote at the meeting.

Our bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice and certain supporting documentation to the Company relating to the nomination or proposal not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual meeting of stockholders. In the event that the annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the anniversary of the previous year’s annual meeting, stockholders generally must provide written notice not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later to occur of the 120th day prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the meeting is first made.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. Our bylaws may have those effects without regard to whether consideration of the nominees or proposal might be harmful or beneficial to us and our stockholders.

Exclusive Forum Provision

Our bylaws provide that, unless the Company consents in writing to the selection of an alternate forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL or the Company’s charter or bylaws or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter tax year. See “Certain U.S. Federal Income Tax Considerations.” For various purposes, including to ensure that we remain qualified as a REIT, our charter, subject to certain exceptions, provides that no person (or group, as declared in Section 13(d) of the Exchange Act) may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than an aggregate of 9.8% of our total capital stock, or more than 9.8% of either our common stock or our preferred stock, as a class. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or our preferred stock or less than 9.8% of the value of the Company’s outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, the Company’s capital stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively more than 9.8% of the Company’s outstanding common stock or preferred stock or capital stock, as applicable, and thereby subject such stock to the applicable ownership limit.

Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically constitute shares of “excess stock,” as defined in our charter, that will be transferred, by operation of law, to a trust for the exclusive benefit of one or more charitable organizations selected by our board of directors. The trustee of the charitable trust will have the right to vote the shares while the excess stock is held in trust, and any dividend or distribution payable with respect to the excess stock will be paid to the trustee of the charitable trust.

In addition, we will have the right, for a period of 90 days after the later of the date of any event that resulted in excess stock or the date on which the board of directors determines that such an event has occurred, to purchase all or any portion of the excess stock from the original stockholder at the lesser of the price paid for the capital stock by the original stockholder (or, in the case of a transfer without value or an event other than a transfer that results in excess stock, the market price on the date of such event) and the market price of the capital stock on the date we exercise our option to purchase, as determined in the manner set forth in our charter. The 90-day period begins on the date of the violative event if the original stockholder gives notice to us of the event or, if no such notice is given, the date the board of directors determines that a violative event has occurred. We may also direct the trustee to transfer the shares to a third party whose ownership would not violate our restrictions on transfer. For this transfer, proceeds would be distributed in a manner comparable to the distribution of proceeds from a Company purchase.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or the Operating Partnership’s debt securities.
This summary is for general information only and is not tax advice. This discussion is based on the Code, Treasury regulations, rulings and other administrative and judicial interpretations and practices of the IRS, and judicial decisions, all as in effect as of the date hereof, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We cannot assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. Moreover, we cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for such traders’ securities holdings, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, insurance companies, tax-exempt entities (except to the limited extent discussed below under “Tax-Exempt U.S. Holders”), persons who receive their stock as compensation for services, persons holding our stock on behalf of other persons as nominees, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “Non-U.S. Holders”), regulated investment companies, individuals subject to the alternative minimum tax, financial institutions and partnerships or other pass-through entities and trusts. This section applies only to holders of securities who hold such securities as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not discuss any U.S. state or local or non-U.S. tax consequences associated with the ownership, sale or other disposition of the securities or our election to be taxed as a REIT.
You are urged to consult your tax advisors regarding the specific tax consequences to you of:
•    the acquisition, ownership and/or sale or other disposition of the common stock, preferred stock or the Operating Partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;
•    our election to be taxed as a REIT for U.S. federal income tax purposes; and
•    potential changes in the applicable tax laws.
Taxation of the Company as a REIT
For purposes of this discussion, references to “us,” “our” or “we,” and any similar terms, refer to First Industrial Realty Trust, Inc. This section is a summary of the material U.S. federal income tax matters of general application pertaining to REITs under the Code. This discussion is based upon current law, which is subject to change, possibly on a retroactive basis. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law.
In the opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP:
•    commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and
•    our current and proposed method of operation (as represented by us to Barack Ferrazzano Kirschbaum & Nagelberg LLP in a written certificate) will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Barack Ferrazzano Kirschbaum & Nagelberg LLP’s opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships, limited liability companies and corporations through which we hold substantially all of our assets. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code, as discussed below, the results of which will not be reviewed by Barack Ferrazzano Kirschbaum & Nagelberg LLP. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.
So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net ordinary taxable income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to U.S. federal income tax as follows:
1. We will be taxed at regular U.S. federal corporate income tax rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;
2. If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income (currently 21%);
3. Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;
4. If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;
5. If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% asset test, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%);
6. If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;
7. We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “Requirements for Qualification as a REIT”;
8. We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year, and any undistributed taxable income from prior taxable years;
9. We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

10. If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain may be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;
11. We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and
12. We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.
No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
To qualify as a REIT, we must have met and continue to meet the requirements, discussed below, relating to our organization, the sources of our gross income, the nature of our assets, and the level of distributions to our stockholders.
The Code requires that a REIT be a corporation, trust, or association:
1.    which is managed by one or more trustees or directors;
2.    the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
3.    which would be taxable as a domestic corporation but for compliance with the REIT requirements;
4.    which is neither a financial institution nor an insurance company under the Code;
5.    the beneficial ownership of which is held by 100 or more persons;
6.    at any time during the last half of each taxable year not more than 50% in value of the outstanding stock or shares of beneficial interest of which is owned, directly or indirectly through the application of attribution rules, by or for five or fewer individuals (as defined in the Code to include tax-exempt entities other than, in general, qualified domestic pension funds);
7.    which meets other tests, described below, regarding the nature of its income and assets and distribution requirements; and
8.    that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.
The Code provides that the first four conditions above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. A corporation may not elect to become a REIT unless its taxable year is the calendar year.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

We have issued sufficient shares to enough holders to allow us to satisfy the requirement set forth in the fifth condition above (the “100 holder” requirement). For purposes of determining ongoing compliance with the 100 holder requirement, Treasury regulations require us to issue letters to some stockholders demanding information regarding the amount of shares each such stockholder actually or constructively owns. Although any failure by us to comply with the stockholder demand letters requirement should not jeopardize our REIT status, such failure would subject us to financial penalties. A list of those stockholders failing or refusing to comply with this demand must be maintained as part of our records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and other information.

As set forth in the sixth condition above, to qualify as a REIT, we must also satisfy the requirement set forth in Section 856(a)(6) of the Code that we not be closely held. We will not be closely held so long as at all times during the last half of any of our taxable years (other than the first taxable year for which the REIT election is made) not more than 50% in value of our outstanding shares of beneficial interest is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include tax-exempt entities, other than, in general, qualified domestic pension funds) (the “5/50 Rule”).

Our charter contains restrictions on the ownership and transfer of our shares intended to ensure that we will be able to satisfy the 5/50 Rule. However, if we fail to satisfy the 5/50 Rule, our status as a REIT will terminate, and we will not be able to prevent such termination. However, for taxable years beginning after August 5, 1997, if we comply with the procedures prescribed in Treasury regulations for issuing stockholder demand letters and do not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement that we not be closely held will be deemed to be satisfied for the year. See “Failure to Qualify as a REIT.”

Ownership of partnership interests

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus.

Qualified REIT subsidiary

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” within the meaning of section 856(i) of the Code, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT. However, if an existing corporation is acquired by a REIT and becomes a “qualified REIT subsidiary” of such REIT, all of its pre-acquisition earnings and profits must be distributed before the end of the REIT’s taxable year. A qualified REIT subsidiary of ours will not be subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT subsidiary

A “taxable REIT subsidiary” is any corporation (other than another REIT and corporations involved in certain lodging, health care and franchising activities) owned by a REIT with respect to which the REIT and the corporation jointly elect to treat as a “taxable REIT subsidiary.” A taxable REIT subsidiary will pay U.S. federal income tax at regular U.S. federal corporate income tax rates on any income that it earns. Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT. The Code contains provisions intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. In some cases a 100% tax is also imposed on the REIT if its rental, service and/or other agreements with its taxable REIT subsidiary are not on arm’s length terms.
A parent REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income any dividends that it receives from the taxable REIT subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries.

Subject to certain exceptions, a taxpayer’s deduction for net business interest expense is generally limited to 30% of its taxable income, adjusted for certain items of income, gain, deduction or loss. See “Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Subsidiary REIT

We have previously invested and may in the future invest in real estate through one or more subsidiary entities that are each intended to qualify for taxation as a REIT (each, a “Subsidiary REIT”). Provided that each of our Subsidiary REITs qualifies as a REIT, our interest in any such Subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from such Subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of our Subsidiary REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of our Subsidiary REITs were to fail to qualify as a REIT, and certain relief provisions did not apply, such Subsidiary REIT would be treated as a taxable C corporation and its income would be subject to U.S. federal income tax. In addition, a failure of any of our Subsidiary REITs to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

From August 2017 through December 2019, we invested in real estate through a subsidiary that was intended to qualify for taxation as a REIT. Accordingly, the above discussion regarding our Subsidiary REITs was generally applicable with respect to this Subsidiary REIT during that time period. We believe that our former Subsidiary REIT was organized and operated in a manner that permitted it to qualify for taxation as a REIT from and after the effective date of its REIT election and through the date of its liquidation for U.S. federal income tax purposes. In addition, to limit the possibility of a cascading REIT failure in the event that our former Subsidiary REIT had somehow failed to qualify for taxation as a REIT, we made a protective taxable REIT subsidiary election with respect to this subsidiary that presumably would be effective to the extent our subsidiary had failed to qualify for taxation as a REIT. Pursuant to this protective taxable REIT subsidiary election, we believe that if our former Subsidiary REIT were not a REIT for any reason, then it would instead be considered one of our taxable REIT subsidiaries, and as such its value would fit within our REIT gross asset tests described below. Protective taxable REIT subsidiary elections will not impact our compliance with the 75% and 95% gross income tests described below, because we do not expect our gains and dividends from a Subsidiary REIT’s shares to jeopardize compliance with these tests even if for some reason the subsidiary is not a REIT.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT, and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from any combination of income qualifying under the 75% gross income test and dividends, interest, some payments under certain hedging instruments, and gain from the sale or disposition of stock or securities and some hedging instruments.

Income and gain from certain hedging transactions will not constitute gross income for purposes of both the 75% and 95% gross income tests. See “Hedging transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a qualified health care property, as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not charged, and do not anticipate charging, significant rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, significant rents from related party tenants. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property. We have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our U.S. federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “Taxation of the Company as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

1. At least 75% of the value of our total assets must be represented by cash or cash items (including certain receivables), government securities, “real estate assets” (including (i) interests in real property, (ii) interests in mortgages on real property, (iii) shares in other qualifying REITs, (iv) unsecured debt instruments of REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act (“Publicly Offered REITs”), (v) personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the combined fair market value of all such personal and real property and (vi) personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease) or, in cases where we raise new capital through stock or long-term debt offerings (i.e., having a maturity of at least five years), temporary investments in stock or debt instruments during the one-year period following our receipt of such capital (the “75% asset test”);
2. not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;
3. except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the 75% asset test as described above, or securities of our taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% asset test”); we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% voting securities limitation”); and we may not own more than 10% of the value of the outstanding securities of any one issuer (the “10% value limitation” and together with the 10% voting securities limitation, the “10% asset test”);
4. no more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets can be represented by securities of taxable REIT subsidiaries; and
5. the aggregate value of all unsecured debt instruments of Publicly Offered REITs that we hold may not exceed 25% of the value of our total assets.
Securities for purposes of the asset tests may include debt securities. However, the 10% value limitation does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value limitation to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the

REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. In addition, the securities that we own in our taxable REIT subsidiaries do not, in the aggregate, exceed 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure is due to reasonable cause and not willful neglect and, following our identification of the failure, we file a schedule in accordance with the Treasury regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%).

Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “Taxation of the Company as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If we are eligible and make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

Our REIT taxable income has been and is expected to be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

1.    85% of our REIT ordinary income for the year;

2.    95% of our REIT capital gain net income for the year; and

3.    any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Elective Cash/Stock Dividends

We may also satisfy the 90% distribution test with taxable distributions of our capital stock. The IRS has issued Revenue Procedure 2017-45, authorizing elective cash/stock dividends to be made by Publicly Offered REITs. Pursuant to this revenue procedure, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., as a dividend to the extent of our earnings and profits), as long as at least 20% of the total dividend is available in cash and certain other requirements outlined in the revenue procedure are met. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

Prohibited Transactions

Net income derived from prohibited transactions is subject to 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. We intend to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. However, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax at regular U.S. corporate income tax rates.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like- kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and certain foreign currency gain attributable to foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction or (iii) of previously acquired hedges that a REIT entered to manage risk associated with liabilities or property that have been extinguished or disposed, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular U.S. federal corporate income tax rates, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018. Additionally, we may also be subject to certain taxes that are applicable to non-REIT corporations, including the nondeductible 1% excise tax on certain stock repurchases. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to non-corporate U.S. Holders (as defined below) at a maximum rate of 20%, and dividends received by our corporate U.S. Holders may be eligible for the dividends received deduction. For taxable years beginning before January 1, 2026, non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining U.S. federal income tax (but not for purposes of the 3.8% net investment income tax), subject to certain holding period requirements and other limitations, resulting in an effective maximum tax rate of 29.6% for such non-corporate stockholders. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Partnership Audit Rules

Under the rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes had we owned the assets of the partnership directly. Effective as of January 1, 2018, the Operating Partnership’s limited partnership agreement was amended to provide that the Company would be the partnership representative (as defined under Section 6223(a) of the Code) of the Operating Partnership for taxable years beginning January 1, 2018. You should consult with your tax advisors with respect to these rules and their potential impact on your investment in our stock or the Operating Partnership’s debt securities.

Material U.S. Federal Income Tax Consequences to Holders of our Stock and the Operating Partnership’s Debt Securities
For purposes of this discussion, when we use the term “U.S. Holder” we mean a beneficial owner of our common stock, preferred stock or the Operating Partnership’s debt securities who, for U.S. federal income tax purposes is:
•    an individual citizen or resident of the United States;
•    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;
•    an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•    a trust if a U.S. court is able to exercise primary supervision over the administration of that trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has a valid election in place to be treated as a U.S. person.
As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock, preferred stock or the Operating Partnership’s debt securities that for U.S. federal income tax purposes is either a nonresident individual alien or a corporation, estate or trust that is not a U.S. Holder.
The U.S. federal income tax treatment of a partner in a partnership that is the beneficial owner of our common stock, preferred stock or the Operating Partnership’s debt securities will depend on the activities of the partnership and the status of the partner. A partner in such partnership should consult its own tax advisor regarding the U.S. federal income treatment to the partner of such partnership holding our stock or the Operating Partnership’s debt securities.
Taxation of Holders of Our Stock
Taxable U.S. Holders
Distributions. Except as discussed below, so long as we qualify for taxation as a REIT, distributions with respect to our stock made out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by a U.S. Holder as ordinary income when actually or constructively received. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. None of these distributions will be eligible for the dividends received deduction for a corporate stockholder. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted tax basis of the holder’s stock (as determined on a share-by-share basis), but rather will be treated as a return of capital and reduce the adjusted tax basis of such stock by such amount, but not below zero. To the extent that such distributions exceed the adjusted tax basis of a U.S. Holder’s stock, they will be included in income as long- term capital gain if the U.S. Holder has held its shares for more than one year and otherwise as short-term capital gain. Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the U.S Holder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.
Dividends paid to a U.S. Holder generally will not qualify for the reduced tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most noncorporate U.S. Holders. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not be eligible for the reduced tax rates on qualified dividend income.
As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 37%. However, for taxable years beginning before January 1, 2026, non-corporate stockholders are generally allowed to deduct up to 20% of the aggregate amount of ordinary dividends distributed by us for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% net investment income tax), subject to certain holding period requirements and other limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Furthermore, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares of common stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% net investment income tax on dividends received from us.

Distributions that are designated as capital gain dividends will generally be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the holder has held our stock. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income where the Company has disposed of property subject to depreciation recapture. The distributions we designate as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that we treated as paid in the current year.

We may elect to retain and pay income tax on our net capital gain received during the taxable year. If we so elect for a taxable year, our U.S. Holders would include in income as long-term capital gains their proportionate share of such portion of our undistributed net capital gains for the taxable year as we may designate. A U.S. Holder would be deemed to have paid its share of the tax paid by us on such undistributed net capital gain, which would be credited or refunded to the U.S. Holder. The U.S. Holder’s basis in our stock would be increased by the amount of undistributed net capital gain included in such U.S. Holder’s income, less the capital gains tax paid by us.

Except as noted below, the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long- term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., to the extent of depreciation recapture). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate U.S. Holders at a 20% or 25% tax rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

U.S. Holders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, such losses would be carried over by us for potential offset against our future income (subject to certain limitations). For tax years beginning in 2018, our ability to utilize net operating losses to not more than 80% of our REIT taxable income, calculated before reduction for dividends paid by us. Taxable distributions from us and gain from the disposition of stock will not be treated as passive activity income and, therefore, U.S. Holders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which the U.S. Holder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of stock (or distributions treated as such) will be treated as investment income only if the U.S. Holder so elects, in which case such capital gains will be taxed at ordinary income rates. We will notify U.S. Holders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute each of (i) distributions taxable at ordinary income tax rates, (ii) capital gains dividends, (iii) qualified dividend income, if any, and (iv) nondividend distributions.

Sale or Exchange of Stock. Upon the sale, exchange or other taxable disposition of stock to or with a person other than us, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits attributable thereto) and (ii) the U.S. Holder’s adjusted tax basis in such stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stock has been held for more than one year. In general, any loss upon a sale or exchange of stock by a holder who has held such stock for six months or less (after applying certain holding period rules) will be treated by such holder as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of stock may be disallowed if substantially identical stock is purchased within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the applicable prospectus supplement will address the tax consequences of owning such securities in more detail.

Net Investment Income. In certain circumstances, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. If you are a U.S. Holder that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.

Tax-Exempt U.S. Holders

Distributions by us to a tax-exempt U.S. Holder generally should not constitute unrelated business taxable income (“UBTI”) provided that (i) the U.S. Holder has not financed the acquisition of its common stock with “acquisition indebtedness” within the meaning of the Code and (ii) our stock is not otherwise used in an unrelated trade or business of such tax-exempt U.S. Holder.

Notwithstanding the preceding paragraph, under certain circumstances, qualified trusts that hold more than 10% (by value) of our shares of stock may be required to treat a certain percentage of dividends as UBTI. This requirement will only apply if we are treated as a “pension-held REIT.” The restrictions on ownership of shares of stock in our charter should prevent us from being treated as a pension-held REIT, although there can be no assurance that this will be the case.

Non-U.S. Holders

The following discussion addresses the rules governing the U.S. federal income taxation of the ownership and disposition of stock by Non-U.S. Holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address U.S. estate and gift tax consequences or state, local or foreign tax consequences that may be relevant to a non-U.S. Holder in light of its particular circumstances.

Distributions. Distributions to a Non-U.S. Holder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business generally will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. Holders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate Non-U.S. Holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

Distributions in excess of current and accumulated earnings and profits that exceed the Non-U.S. Holder’s adjusted tax basis in its stock (as determined on a share-by-share basis) will be taxable to a Non-U.S. Holder as gain from the sale of stock, which is discussed below. Distributions in excess of current or accumulated earnings and profits that do not exceed the adjusted tax basis of the Non-U.S. Holder in its stock will reduce the Non-U.S. Holder’s adjusted tax basis in its stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any ordinary dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a Non-U.S. Holder unless: (i) a lower treaty rate applies and the Non-U.S. Holder files an IRS Form W-8BEN, W-8BEN-E or other applicable form evidencing eligibility for that reduced treaty rate; or (ii) the Non-U.S. Holder files an IRS Form W-8ECI claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

We may be required to withhold on any distribution in excess of our current and accumulated earnings and profits, even if a treaty rate applies and the Non-U.S. Holder is not liable for tax on the receipt of that distribution. Moreover, because of the uncertainty in estimating earnings and profits, we may choose to withhold 30% on all distributions. However, a Non-U.S. Holder may seek a refund of these amounts from the IRS if the Non-U.S. Holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a Non-U.S. Holder that are designated at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless: (i) the investment in our stock is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder generally will be subject to the same treatment as U.S. Holders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or (ii) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Except as hereinafter discussed, under the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the Non-U.S. Holder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. Holders generally will be taxed on this gain at the same rates applicable to U.S. Holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. However, even if a distribution is attributable to a sale or exchange of U.S. real property interests, the distribution will not be treated as gain recognized from the sale or exchange of U.S. real property interests, but as an ordinary dividend subject to the general withholding regime discussed above, if:

(i) the distribution is made with respect to a class of stock that is considered regularly traded under applicable Treasury regulations on an established securities market located in the United States, such as the New York Stock Exchange; and

(ii) the non-U.S. Holder owns 10% or less of that class of stock at all times during the one-year period ending on the date of the distribution.

We will be required to withhold and remit to the IRS 21% of any distributions to Non-U.S. Holders attributable to gain from our sale or exchange of U.S. real property interests. Under longstanding regulations we may also be required to withhold and remit to the IRS 21% of any distributions to Non-U.S. Holders that are, or, if greater, could have been, designated as capital gain dividends. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual Non-U.S. Holders may substantially exceed the actual tax liability, is creditable against the Non-U.S. Holder’s U.S. federal income tax liability and is refundable to the extent such amount exceeds the Non-U.S. Holder’s actual U.S. federal income tax liability, and the Non-U.S. Holder timely files an appropriate claim for refund.

Distributions by us to a “qualified foreign pension fund,” within the meaning of Section 897(l) of the Code (“Qualified Foreign Pension Fund”), or any entity all of the interests of which are held by a Qualified Foreign Pension Fund, is exempt from FIRPTA, but may nonetheless be subject to U.S. federal dividend withholding tax unless an applicable tax treaty or Section 892 of the Code provides an exemption from such dividend withholding tax. Non-U.S. Holders who are Qualified Foreign Pension Funds should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, we believe that amounts designated as undistributed capital gains in respect of the stock held by U.S. Holders generally should be treated with respect to Non-U.S. Holders in the same manner as actual distributions by the Company of capital gain dividends. Under that approach, the Non-U.S. Holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid were to exceed their actual U.S. federal income tax liability, and the Non-U.S. Holder timely files an appropriate claim for refund.

Sale of Stock. For so long as our stock continues to be regularly traded on an established securities market, the sale of such stock by any Non-U.S. Holder who is not a Ten Percent Non-U.S. Holder (as defined below) generally will not be subject to U.S. federal income tax (unless the Non-U.S. Holder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year of the sale and certain other conditions apply, in which case such gain (net of certain sources within the U.S., if any) will be subject to a 30% tax on a gross basis). A “Ten Percent Non-U.S. Holder” is a Non-U.S. Holder who, at some time during the five-year period preceding such sale or disposition, beneficially owned (including under certain attribution rules) more than 10% of the total fair market value of our stock (as outstanding from time to time).

In general, the sale or other taxable disposition of our stock by a Ten Percent Non-U.S. Holder also will not be subject to U.S. federal income tax if we are a “domestically controlled REIT.” A REIT is a “domestically controlled REIT” if, at all times during the five-year period preceding the disposition in question, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. For purposes of determining whether a REIT is a domestically controlled qualified REIT, certain special rules apply including the rule that a person who at all applicable times holds less than 10 percent of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we believe, but cannot assure you, that we currently qualify as a domestically controlled REIT. Similarly, we cannot assure you that we will qualify as a domestically controlled REIT at all times in the future.
If we do not constitute a domestically controlled REIT, a Ten Percent Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to gain on the sale of our stock (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). The sale or other taxable disposition of our stock by a Qualified Foreign Pension Fund, or any entity all of the interests of which are held by a Qualified Foreign Pension Fund, is exempt from U.S. tax irrespective of the level of its shareholding in us and of whether we are a domestically controlled REIT.

Special rules apply to certain collective investment funds that are “qualified shareholders” as defined in Section 897(k)(3) of the Code of a REIT. Such investors, which include publicly traded vehicles that meet certain requirements, should consult with their own tax advisors prior to making an investment in our shares.

Taxation of Holders of Debt Securities

The following summary describes the material U.S. federal income tax considerations of acquiring, owning and disposing of debt securities issued by us or the Operating Partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons that will hold their debt securities as “capital assets” (within the meaning of Section 1221 of the Code) and purchase the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). If such debt securities are purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply, which are not described herein. You should consult your own tax advisors regarding these possibilities. This section also does not apply to any debt securities treated as “equity” rather than debt for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest. Interest on a debt security will generally be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between (i) the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•    the Non-U.S. Holder does not, actually or constructively, own 10% or more of the Operating Partnership’s capital or profits;

•    the Non-U.S. Holder is not a “controlled foreign corporation” related to the Operating Partnership through actual or constructive stock ownership;
•    the interest is not considered contingent interest; and
•    either (1) the Non-U.S. Holder certifies in a statement such as an IRS Form W-8BEN or IRS Form W-8BEN-E provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied. Special certification rules apply to certain holders that are pass-through entities rather than corporations or individuals.
If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. person as defined in the Code. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition. A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (excluding any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of The Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:
•    the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•    the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis as if the Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

FATCA Withholding and Reporting Requirements

Withholding taxes may be imposed under Sections 1471-1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”))on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied.

Specifically, FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on our capital stock or interest on our debt securities if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our capital stock or the Operating Partnership’s debt securities, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on the Operating Partnership’s debt securities. While withholding under FATCA would have applied on payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. In the preamble to these proposed Treasury regulations, the IRS has stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules, we may treat the entire distribution as a dividend. You should consult your tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or the Operating Partnership’s debt securities.

Information Reporting Requirements and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or the Operating Partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security).

Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•    the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•    the holder furnishes an incorrect taxpayer identification number;

•    the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•    the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number, and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is furnished timely thereto.

Non-U.S. Holders

Payments of dividends on our capital stock or interest on the Operating Partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on the Operating Partnership’s debt securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

State, Local and Foreign Taxes

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any U.S. state or local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our stock or the Operating Partnership’s debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

You should recognize that future legislative, judicial and administrative actions or decisions, which may be retroactive in effect, could adversely affect our U.S. federal income tax treatment or the tax consequences of an investment in shares of our stock. The rules dealing with U.S. federal income taxation are continually under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. We cannot predict the likelihood of passage of any new tax legislation or other provisions, either directly or indirectly, affecting us or our holders or the value of an investment in our stock or the Operating Partnership’s debt securities. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock or the Operating Partnership’s debt securities.

PLAN OF DISTRIBUTION

The Company and/or the Operating Partnership may sell offered securities in any one or more of the following ways from time to time:

•    through agents;

•    to or through underwriters;

•    through dealers;

•    directly to purchasers; or

•    through a combination of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering and of the offered securities, including:

•    the name or names of any underwriters, dealers or agents;

•    the purchase price of the offered securities and the proceeds to the Company and/or the Operating Partnership from such sale;

•    any underwriting discounts and commission or agency fees and other items constituting underwriters’ or agents’ compensation;

•    any initial public offering price; and

•    any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•    at a fixed price or prices, which may be changed;

•    at market prices prevailing at the time of sale;

•    at prices related to prevailing market prices; or

•    at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by the Company and/or the Operating Partnership from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company and/ or the Operating Partnership to the agent will be set forth, in the applicable prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange (the “NYSE”), the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an at-the-market equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

If offered securities are sold by means of an underwritten offering, the Company and/or the Operating Partnership will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters, with respect to a sale of offered securities, will be obligated to purchase all such offered securities of a series if any are purchased.

The Company and/or the Operating Partnership may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If the Company and/ or the Operating Partnership grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, the Company and/or the Operating Partnership will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by the Company and/or the Operating Partnership and the sale may be made by the Company and/or the Operating Partnership directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company and/or the Operating Partnership. Any remarketing firm will be identified and the terms of its agreements, if any, with the Company and/or the Operating Partnership and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with the Company and/or the Operating Partnership to indemnification by the Company and/or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The terms of any such indemnification or contribution will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, the Company and/or the Operating Partnership will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from the Company and/or the Operating Partnership, pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the Company and/or the Operating Partnership. The

obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common stock (which is listed on the NYSE), will have no established trading market. The Company and/or the Operating Partnership may elect to list any series of offered securities on an exchange or automated quotation system, and in the case of the common stock of the Company, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Company and/or the Operating Partnership will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, or their respective affiliates, may engage in transactions with, or perform services for, the Company and/or the Operating Partnership and their subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. The Company’s common stock is listed on the NYSE and its filings with the SEC can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Our SEC filings are also made available by accessing our website at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus.

Whenever a reference is made in this prospectus to any of our agreements or other documents, please be aware that the reference herein is only a summary and that you should refer to the exhibits that are part of the registration statement of which this prospectus is a part for a copy of such agreement or other document.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.

The Company (file no. 1-13102) and/or the Operating Partnership (file no. 333-21873) filed the following documents with the SEC and incorporate them by reference into this prospectus:

(1)The Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2024, filed February 14, 2025;
(2)The Quarterly Report on Form 10-Q of the Company and the Operating Partnership for the quarter ended March 31, 2025, filed April 17, 2025;
(3)The portions of the Definitive Proxy Statement on Schedule 14A of the Company, filed April 2, 2025, that are incorporated by reference into the Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2024, filed February 14, 2025;
(4)The Current Reports on Form 8-K of the Company and the Operating Partnership filed on March 19, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 21, 2025 and May 1, 2025; and
(5)The description of the common stock of the Company included in the Company’s Registration Statement on Form 8-A dated May 26, 1994, as amended by the description of our common stock contained in Exhibit 4.9 to the Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2021, filed February 18, 2022, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.
All documents filed by the Company and the Operating Partnership under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of these filings upon written or oral request to First Industrial Realty Trust, Inc., One North Wacker Drive, Suite 4200, Chicago, Illinois 60606, Attention: Investor Relations, telephone number (312) 344-4300.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of First Industrial Realty Trust, Inc. and First Industrial, L.P. for the year ended December 31, 2024 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the validity of the offered securities, will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Barack Ferrazzano Kirschbaum & Nagelberg LLP will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

Up to $800,000,000
Common Stock

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PROSPECTUS SUPPLEMENT
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August 21, 2025

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